Exhibit 99.1

2Q 2010 Earnings Call August 4, 2010 10 Dial in: (800) 230-1093 ( US) am ET ) ) (612) 288-0340 (International) Passcode: 164596

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are uncertainties subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of August 3, 2010, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter 2010 results issued on and the August 3, 2010, Risk Factors Forward Looking Statements sections of the Company’s 2009 Form 10-K. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department. 2

Non-GAAP Measures The following non-GAAP measures will be used in the presentation: EBITDA Corporate EBITDA Adjusted Interest Expense Adjusted DOE Adjusted Pre-Tax Income Net Income Adjusted SGA Adjusted Adjusted Diluted Earnings Per Share Adjusted Depreciation of REE Total Net Cash Flow Net Corporate Debt Net Fleet Debt Levered After-Tax Cash-Flow Before Fleet Growth Levered After-Tax Cash-Flow After Fleet Growth Total Net Debt Corporate Restricted Cash Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. 3

Today’s Agenda Industry & Strategic Overview y g Mark Frissora, Chairman and CEO Financial & Operating Results Overview El D l E ti d Elyse Douglas, Executive VP and CFO O & G Outlook Guidance Mark Frissora, Chairman and CEO Questions & Answers Session 4

Q2:10 Opening Remarks Strong results in 2Q:10 reflect success of growth and efficiency g Q g y strategies. example: Best Achieved record adjusted pre-tax earnings in largest operation, U S t l U.S. rental car. Q2:10 vs. Q2:07 U.S. rental car generated $32.5 million of higher adjusted pre-tax income compared with the pre-recession Q2:07. This represents 350 bps margin improvement over the 2007 period on 7% less revenue. All achieved despite a changing macro-economic backdrop. 5

U.S. RAC Record 2Q:10 Adj. Pre-tax Profit 2Q10 vs. Q207: Successful Growth & Efficiency Strategy Peak $ in millions Q2:10 Q2:07 change Revenue $1,072.4 $1,152.6 -700bps Adjusted Pretax Margin +350bps 6

Q2:10 Consolidated Highlights Adjusted pre-tax income up 18.1% and margin up 50 bps, despite 1x compensation benefit last year, higher adjusted interest expense and an impact of nearly $2 million from unfavorable FX rates. Corporate EBITDA flat; but up nearly 13.3% excl. 1x ’09 compensation benefit €, £, $ Canada Q2:10 changing macro-economic backdrop April confidence consumer climbed to highest level since October 2007 For all of Q2:10, U.S. GDP lost steam; consumer confidence below forecast This adversely affected leisure rentals, but commercial rentals continued to accelerate -- volume expectation same; rental mix changed Total company consolidated revenue was up 7.1% +7.5% excluding the effects of foreign currency Increasing demand from corporate travelers in U.S. & Europe Continued growth off-businesses in Advantage & off airport Pace of decline slowing for HERC 7

Q2:10 Consolidated Highlights Adjusted up 10.8% g g direct operating and SG&A expenses Reversal of 1x compensation benefit from Q2:09 represented $32mm of yoy higher expenses in Q2:10 Excluding incremental costs this negative impact and advertising costs, adj. DOE and SG&A were up 7.5%, in line with increased revenue Since April 2009, we have opened 27 Advantage airport locations; and 298 net new off-airport stores • incurred Costs incurred, but revenue potential not fully realized Monthly WW depreciation per rental car improves by nearly 12% 8

Efficiency Cost Savings Efficiency & cost management program continues Cost savings of $142.0 million achieved through Q2 efficiency programs Revising guidance for FY10 to $380mm from $300mm Process improvement program continues to roll out at major airports 2H:10 launching Lean Six Sigma at 7 U.S. locations; 7 EU locations $1,260 $1,501 $1,200 $1,400 $1,600 Incremental +23.6% Cost Savings Revenue Per Employee $760 $500 $800 $1,000 1,200 in millions) Cumulative $290.84 $308.19 $312.99 $320.76 $310.00 $330.00 $187 $313 $241 $187 $200 $400 $600 ($ $259.30 290.84 $270.00 $290.00 2006 – LTM 6/30/10 U.S RAC +38.9% EU RAC + 34.4% WW HERC +10.1% 0 $0 2006 2007 2008 2009 1H 2010 $250.00 2006 2007 2008 2009 LTM 6/30/10 9

Q2:10 U.S. RAC Total Revenue +10.1% YoY On-Airport 75.4% of U.S. RAC Revenue Off-Airport 24.6% of U.S. RAC Revenue U.S. RAC Growth Drivers Q2:10 vs. Q2:09 Rev. +$98.7 million % of total increase 12.4% 303.1% 13.7% 14% ) 22.1% 8% 10% 12% Revenue Advantage $21.8 in millions) 32.1% 2% 4% 6% Change in Total Off Airport $31.8 Revenue ($ 53 5% -1.3% -2% 0% AP C i l AP L i Ad t Off Ai t % C AP Commercial $52 7 Total 53.5% Commercial Leisure Advantage Off-Airport RPD YoY .% $43.84 -1.8% $45.42 -0.5% $29.13 -4.7% $35.16 +2.8% 52.7 (7.7%) % of Total U.S. RAC Revenue 32.3% 40.4% 2.7% 24.6% Note: Advantage RAC acquired April 2009 AP Leisure $(7.6) 10

Q2:10 U.S. Rent-A-Car RPD up yoy in Off Airport On Airport Commercial has annual contracted rates; competitive pricing pressure Leisure pricing weak in May/June; industry fleeting for peak season; no Easter benefit US RAC* RPD: -0.4% Trans Days: +7.0% On Airport* RPD: -1.1% Off Airport RPD: + 2.8% Trans Days: +5.5% Trans Days: +10.2% Commercial RPD: -1 8% Leisure RPD: -0 5% Total Replacement RPD: +3 0% All Other RPD: +3 1% Trans Days: +14.3% Trans Days: -0.8% Trans Days: +14.7% Trans Days: +7.2% 11 *Excludes impact of Advantage RAC

Q2:10 U.S. RAC Operating Performance Fleet efficiency in line with Q2:09 at 80.6% 10.8% more fleet Return of 3-4 day mid-week corporate renter Monthly depreciation per car down 13.5% yoy Used-car residual values seasonal stable at normal, levels Net Promoters Score rises 770 bps Airport market share through 3.31.10 up 230bps yoy for Hertz and Advantage brands (latest data available) Adjusted pre-tax income improved 18.6% yoy Adjusted pre-tax margin +70bps Corporate EBITDA up 7.5% over Q2:09 12

Europe Rent-A-Car Q2:10 revenue up 2.3%, excluding currency translation revenue up 9.6% 6% 2007 Revenue still below level RPD +3.9% Transaction Days +4.8% Icelandic Volcano: flight cancellations reduced volume, but walk-ins and one-way fees offset Continued weakness in market for trucks/vans Adjusted direct operating and SG&A expenses flat as % of sales levels Residual markets holding steady, but at low Net Promoters Score 43.6% for Q2:10 vs. 37.4% for Q2:09 Adjusted improved 59.4% excl. FX pre-tax income Includes $10 mm value-added tax claim in quarter 13

Hertz Equipment Rental (HERC) Demand improving sequentially Drivers: petro-chem in Canada; infrastructure in SE and Gulf clean up Pricing down 6.1% yoy vs. 7.4% in Q2:09 and 8% in Q1:10 Pricing stabilizing Corporate EBITDA margin 35.5% Q2:10 vs. 33.8% Q1:10 34% higher maintenance expense yoy to ready fleet for demand pick up Entertainment & Energy 0.0% Revenue Pricing Services Acquired Studio Equipment Company - 1st Call -7.4% -8.6% -9.5% -15.2% -8.0% -4% -6.1% -20.0% -15.0% -10.0% -5.0% 35 2% -26.1% -35.0% -30.0% -25.0% 09 -37.5% -40.0% Q2 09 Q3 09 Q4 Q1 10 Q2 10 14

Growth Drivers

- **Connect by Hertz** – hourly / urban
  - 7 new universities added in Q2, now available at 45 schools
  - Membership now exceeds 18,000, +400% during promo campaign
- **Advantage Rent-A-Car** – spartan leisure offering
  - ~$160 million annual run rate revenue over next 12 months (acquired 4/09)
  - 31 airport locations open – recently Las Vegas, OKC, San Jose, Chicago
- **Off Airport** – leisure, local business, monthly, insurance replacement
  - 11% share in $10 billion domestic market
  - 65 net locations opened Q2:10
    - 298 net openings since 4/09
  - Volumes increasing at double-digit rate
- **Yield Management**
  - Car classes, insurance coverage, damage waivers, refueling, roadside service
  - 22.8% increase from Q2:09

Hertz

15

Consolidated Financial Results ($ in millions, except per share calculations) GAAP Q2 10 Q2 09 $ Change Revenue $1,879.6 $1,754.5 + $125.1 Pre-Tax Income / (Loss) ($6.2) $30.7 - ($36.9) Net Income / (Loss) ($25.1) $3.9 - ($29.0) Diluted Earnings / (Loss) per Share ($0.06) $0.01 - ($0.07) Net Cash Provided By Operating Activities $749.4 $513.9 + $235.5 Non-GAAP Q2 10 Q209 $ Change Margin Expansion Adjusted Pre-Tax Income $95.8 $81.1 + $14.7 50 bps Adjusted Net Income $58.5 $49.6 + $8.9 30 bps $ $ Corporate EBITDA 281.4 280.7 + $0.7 Adjusted Diluted Earnings per Share $0.14 $0.12 + $0.02 Levered After-Tax $145 7 ($154 3) + $300.0 Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. Cash Flow After Fleet Growth 16

Rent-A-Car Metrics % of WW Q2:10 vs. Q2 09 Total Rental Rate Revenue Per Day Trans. Revenue Per Trans Length revenue Q209:Revenue Revenue* (RPD) Days Transaction Transactions (days) 66% U.S.** 10.1% 8.8% (1.2%) 10.1% 0.3% 8.5% 1.5% 24% Europe 9.6% 8.8% 3.9% 4.8% 6.0% 2.7% 2.1% 10% Other Int’l 9.0% 8.9% (2.3%) 11.5% 4.5% 4.2% 7.0% Worldwide 9.3% 8.8% (0.1%) 8.9% 1.7% 7.0% 1.7% Adj t d t i +21 9% i 10 9% +120 b •Adjusted pre-tax income: 21.9%; margin 10.9%, +120 bps yoy •Corporate EBITDA: +13.7%; margin 12.2%, +40 bps yoy *Rental rate revenue excludes the effects of foreign currency and consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. ** Includes Advantage 17 ** Includes Advantage 17

Q2:10 WW Rent-A-Car Fleet Efficiency Worldwide RAC Fleet Efficiency More diverse revenue stream y Rental 78.7% 80.6% 75 0% 79.4% 81.2% 76.1% 100.00% Q2 10 Q2 09 length increased 1.7% • Return of corporate traveler 75.0% - shorter rental length per transaction: 3-4 days • Leisure rental 4.5 50.00% typically days • Insurance replacement rental 10 25.00% Fleet efficiency: % of days car is rented compared with avg. averages days 0.00% WW RAC US Int'l number vehicles available to rent. Formula: ((Annualized Transaction Days / 365) / Average Fleet)) 18

Rent-A-Car Fleet Depreciation Worldwide monthly rental car net depreciation continues to improve Q2:10: 11.6% yoy p down U.S. Q2:10 monthly net depreciation per car down 13.5% yoy 2.3% below 2007 pre-recession levels Europe’s monthly net depreciation per car improved 8.1% in Q2:10 yoy Stabilizing, but still low residual values Avg. younger fleet as new fleet Avg. cars are purchased to meet demand/refresh Fleet Age & Mix Q2:10 Q2:09 US RAC Monthly Depreciation Per Car U.S. Risk % 61% 76% Total Average Age (months) 7.3 9.1 I t ti l $342 $330 $340 $350 -13.5% International Risk % 56% 58% Total Average Age (months) 7.2 8.1 Worldwide $319 $316 $303 $300 $310 $320 Risk % 59% 70% Total Average Age (months) 7.3 8.7 $296 $290 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 19

Remarketing Strategy g gy Increasing use of non-auction sales channels Alternative 39% • Dealer-direct now 19% of all U.S. risk Auction 61% car sales, up from 2% in FY07 • U.S. auction sales 61% of total Q2:10 Q2:10 US Risk Car Sales Channels vs. 87% in FY07 • Retail / online auction/ Rent2buy - cars on rent up Wholesale Auction 61% Alternative Channels 39% Retail 6% until the day purchased • Now licensed in 22 states to sell cars through Rent2Buy 3% Dealer Direct 19% hertzrent2buy.com Online Auction 11% Total 100% 20

Hertz Equipment Rental ( HERC) q p ) 2-Yr Quarterly Pricing Performance ‘09-’10 Q1 Q2 Quarterly Pricing Performance 2010 YoY HERC RSC URI -4.0% -2.0% 0.0% 2 0% 4 0% -2.0% 0.0% -12.0% -10.0% -8.0% -6.0% -6.1% -8.4% -2.0% -7.4% -7.7% 10 0% -8.0% -6.0% -4.0% Q2:10 Q2:09 -12.3% -13.9% -14.0% -16.1% -18.6% -16.0% -20.0% -18.0% -16.0% -14.0% HERC RSC URI -14.0% 16 0% -14.0% -12.0% -10.0% $118.2 -$5.9 -$0.5 -$15.1 -$2.4 $94.3 HERC Corporate EBITDA Bridge -16.0% ($ in millions) Q2-2009 Corp EBITDA Cost of Rental and SGA Rental Volume Rental Rates Ancillary Revenue Q2-2010 Corp EBITDA 21

Hertz Equipment Rental ( HERC) Residuals at auction are stabilizing q p ) g (May ‘10 OLV Rouse Data): 59.6%, +3.7pts since YE09 A fl t th 1 5 th f Q1 Average fleet age: 48 months, +1.5 month from Q1:10 Higher maintenance expenses incurred to ready fleet for recent demand Purchase new equipment selectively for new geographies & specific projects North America Revenue Diversification Q2:10 Q1:10 Q2:09 Construction 36.3% 38.0% 43.1% Industrial 29.1% 28.7% 23.0% Fragmented 34.6% 33.3% 33.9% 22

HERC Fleet Statistics WW HERC Fleet Size WW HERC Fleet Change ( net book value basis) $2,841.7 $2,833.7 $ 2,830.0 $2 780 0 $3,000.0 ($ in millions) At Actual FX Rates C eet C a ge et boo a ue bas s) ($ in millions) At Constant FX Rates Q2 10 Q2 09 , , 2,780.0 $2,703.7 $1,945.4 $1,893.1 $2,500.0 Beginning Fleet $1,729.8 $1,998.6 Additions $34.2 $12.2 Disposals ($45.1) ($35.7) D iti t 1,945.4 1,893.1 $1,832.3 $1,743.4 $1,649.1 $1,500.0 $2,000.0 Depreciation, net ($62.6) ($70.6) (Table 6: "Equipment rental maintenance capital expenditures, net") $500.0 $1,000.0 p p ) Ending Fleet $1,656.3 $1,904.5 Fleet Capex, net ($73.5) ($94.1) (T bl 6 E i t t l fl t $- Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Table 6: "Equipment rental fleet growth capital expenditures") Disposals (1st cost basis) 76 0) 76 8) Avg Acquisition Cost Net Book value ($76.0) ($76.8) 23

2010 FINANCING UPDATE

Financing	Status	Comment
EUR 400M France/Netherlands Securitization	Closed	Refinanced a portion of existing International ABS Facility
EUR400M Secured Note; 80% adv. rate	Closed	Refinanced International Bridge Facility
EUR220M Super Senior Secured Revolving Credit Facility	Closed	
$184.3M Series 2009-2 Subordinated ABS	Closed	Incremental liquidity from existing collateral Hertz's first ever subordinated rental car ABS
$750M Series 2001-1 Senior & Subordinated ABS	Closed	Incremental Fleet Financing for Fleet Growth Blended advance rate of 75% First ever stand-alone 7-year rental car ABS
$250M Australian Securitization	In Process	Will refinance remainder of International ABS Facility
BRL150M to 200M Brazilian ABL	In Process	Will refinance existing Brazilian Fleet Financing Facility

Raised $5.5bb in fleet debt over last 12 months

Hertz
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Cash Flow Cash Flow from Operations: $749.4 million, +45.8% yoy 145 7 vs 154 3) Q2:10 Levered Cash Flow: $145.7 million vs. ($154.3) million in Q2:09 – historically a cash user in Q2 Net working capital days at June 30, 2010, improved 25.7% g p y p Executed fewer acquisitions in Q2:10 vs Q2:09 Lower cash restructuring expenses o e cas es uc u g e pe ses Modestly improved advance rates with ABS sub note issuance FY10 to decline ppts 67% Corporate Liquidity @ 6/30/10 advance rates expected by 5 to from 72% in 2009 Total net corporate debt $3.6 billion 6 4 ($ in millions) Unrestricted Cash: $ 897 Corporate Total net fleet debt $6.4 billion Unrestricted cash $896.8 million Revolver: 816 Corporate Liquidity: $1,713 25

Interest Expense | Restructuring | Taxes

Interest expense, net of interest income, +$19.3 million Q2:10 vs. prior year

- Higher fleet levels and full quarter impact of interest on convertible debt
- FY10 now expect incremental interest expense to be only $75-$85 million yoy due to better-than-expected terms and pricing on fleet debt refinancings and lower short-term floating rates

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Restructuring & restructuring-related charges

- $22.3 million Q2:10 of which $8.6 million was cash vs. $33.3 million last year
- HERC facility closing costs
- YTD expenses $38.3 million

Taxes

- Q2:10 GAAP Tax Expense : 14.2 million vs. $22.9 last year
- Q2:10 cash taxes paid: $6.1 million vs. $6.2 million in Q2:09
- Annual adjusted tax rate normalized = 34%
- FY2010 projected cash taxes $40-$50 million, slightly higher than ‘09 due to tax audit settlements

Hertz
26

Covenant Compliance Full compliance with corporate covenants 3.54x (Max 5.25x) on consolidated leverage ratio 3.40x (Min 2.00x) on interest coverage ratio Corporate Debt Covenants 2010 - 2012 Q2 Q3 Q4 Leverage Ratio (Max) 5.25x 5.25x 4.75x Interest Coverage Ratio (Min) 2.00x 2.00x 2.25x NOTE: Covenant calculations do not include Convertible Notes issued under Hertz Global Holdings in May 2009, since covenants only apply to The Hertz Corporation results. 27

Q3:10 Outlook U.S. RAC Summer price increases offset gap from last year’s peak leisure pricing Domestic, seasonal leisure demand in July / August = low double-digit expansion Expect record adjusted pre tax income pre-levels for rest of year EUROPE RAC Expect Europe rental car to capture high single-digit revenue growth Will benefit from commercial / leisure price increases instituted last quarter HERC Benefitting from yoy comparisons continued favorable and upswing in demand Expect positive yoy revenue / volume growth; steadily improving utilization Pricing is still unpredictable, If volume continues at current pace, yoy pricing = only low single-digit declines Trends should result in double-digit increase in adj. pre-tax margin this quarter 28

Risks: Global Economic Volatility 3.7% 5.0% 2.4% -6.8% 29 U.S. GDP Growth Moderates GDP: LAST SEVEN QUARTERS 5% 3% 0 -4% -8% Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 SEASONALLY ADJUSTED ANNUAL GROWTH RATE. SOURCE COMMERCE DEPARTMENT

Guidance Affirmation Total bln Revenue: $7.5 to $7.7 Adjusted pre-tax mln income: $290 to $305 WW RAC net depreciation per vehicle assumption improves to -6% -7% to EBITDA: $1.080 to $1.095 bln Corporate Adjusted EPS: $0.43 to $0.45 Based on full year adjusted diluted share count of 410 million in 2010 30

2nd Half 2010 Sensitivity to Adj. Pre-tax Income Adjusted Pre-tax Impact ($mil) of 1.0% Change WW RAC •Pricing $ •Volume (Days) •Net Depr. Per unit 27.0 10.0 8.5 WW HERC •Pricing 4.5 •Volume 1.5 Cost Efficiencies 27.0 Total Sensitivity per 1.0% improvement $78.5 1) 1) 1.0% of total cost base excluding net depreciation

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	June 30,		of Total Revenues
	2010	2009	2010	2009
Total revenues	$1,879.6	$1,754.5	100.0%	100.0%

Expenses:
Direct operating	1,075.0	988.6	57.2%	56.3%
Depreciation of revenue earning equipment	456.7	479.4	24.3%	27.3%
Selling, general and administrative	172.0	141.5	9.2%	8.1%
Interest expense	188.9	163.9	10.0%	9.3%
Interest and other income, net	(6.8)	(49.6)	(0.4)%	(2.8)%
Total expenses	1,885.8	1,723.8	100.3%	98.2%
Income (loss) before income taxes	(6.2)	30.7	(0.3)%	1.8%
Provision for taxes on income	(14.2)	(22.9)	(0.8)%	(1.4)%
Net income (loss)	(20.4)	7.8	(1.1)%	0.4%
Less: Net income attributable to noncontrolling interest	(4.7)	(3.9)	(0.2)%	(0.2)%
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(25.1)	$3.9	(1.3)%	0.2%

Weighted average number of shares outstanding:
Basic	411.8	343.7
Diluted	411.8	349.2

Earnings (loss) per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.06)	$0.01
Diluted	$(0.06)	$0.01

	Six Months Ended		As a Percentage
	June 30,		of Total Revenues
	2010	2009	2010	2009
Total revenues	$3,540.5	$3,319.4	100.0%	100.0%

Expenses:
Direct operating	2,088.0	1,943.9	59.0%	58.6%
Depreciation of revenue earning equipment	915.9	969.2	25.9%	29.2%
Selling, general and administrative	339.8	308.2	9.6%	9.3%
Interest expense	370.0	329.0	10.4%	9.9%
Interest and other income, net	(9.1)	(51.6)	(0.3)%	(1.6)%
Total expenses	3,704.6	3,498.7	104.6%	105.4%
Loss before income taxes	(164.1)	(179.3)	(4.6)%	(5.4)%
Benefit (provision) for taxes on income	(3.2)	26.7	(0.1)%	0.8%
Net loss	(167.3)	(152.6)	(4.7)%	(4.6)%
Less: Net income attributable to noncontrolling interest	(8.2)	(7.0)	(0.3)%	(0.2)%
Net loss attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(175.5)	$(159.6)	(5.0)%	(4.8)%

Weighted average number of shares outstanding:
Basic	411.3	333.6
Diluted	411.3	333.6

Loss per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.43)	$(0.48)
Diluted	$(0.43)	$(0.48)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$1,879.6	$—		$1,879.6	$1,754.5	$—		$1,754.5

Expenses:
Direct operating	1,075.0	(39.0	)(a)	1,036.0	988.6	(40.2	)(a)	948.4
Depreciation of revenue earning equipment	456.7	(3.1	)(b)	453.6	479.4	(2.4	)(b)	477.0
Selling, general and administrative	172.0	(10.3	)(c)	161.7	141.5	(8.6	)(c)	132.9
Interest expense	188.9	(49.6	)(d)	139.3	163.9	(47.7	)(d)	116.2
Interest and other income, net	(6.8)	—		(6.8)	(49.6)	48.5	(f)	(1.1)
Total expenses	1,885.8	(102.0)		1,783.8	1,723.8	(50.4)		1,673.4
Income (loss) before income taxes	(6.2)	102.0		95.8	30.7	50.4		81.1
Provision for taxes on income	(14.2)	(18.4	)(e)	(32.6)	(22.9)	(4.7	)(e)	(27.6)
Net income (loss)	(20.4)	83.6		63.2	7.8	45.7		53.5
Less: Net income attributable to noncontrolling interest	(4.7)	—		(4.7)	(3.9)	—		(3.9)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(25.1)	$83.6		$58.5	$3.9	$45.7		$49.6

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$3,540.5	$—		$3,540.5	$3,319.4	$—		$3,319.4

Expenses:
Direct operating	2,088.0	(69.8	)(a)	2,018.2	1,943.9	(80.2	)(a)	1,863.7
Depreciation of revenue earning equipment	915.9	(5.8	)(b)	910.1	969.2	(9.7	)(b)	959.5
Selling, general and administrative	339.8	(16.6	)(c)	323.2	308.2	(29.7	)(c)	278.5
Interest expense	370.0	(98.4	)(d)	271.6	329.0	(72.7	)(d)	256.3
Interest and other income, net	(9.1)	—		(9.1)	(51.6)	48.5	(f)	(3.1)
Total expenses	3,704.6	(190.6)		3,514.0	3,498.7	(143.8)		3,354.9
Income (loss) before income taxes	(164.1)	190.6		26.5	(179.3)	143.8		(35.5)
Benefit (provision) for taxes on income	(3.2)	(5.8	)(e)	(9.0)	26.7	(14.6	)(e)	12.1
Net income (loss)	(167.3)	184.8		17.5	(152.6)	129.2		(23.4)
Less: Net income attributable to noncontrolling interest	(8.2)	—		(8.2)	(7.0)	—		(7.0)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(175.5)	$184.8		$9.3	$(159.6)	$129.2		$(30.4)

(a)         Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended June 30, 2010 and 2009, also includes restructuring and restructuring related charges of $19.7 million and $24.5 million, respectively.   For the six months ended June 30, 2010 and 2009, also includes restructuring and restructuring related charges of $31.1 million and $47.0 million.  For the three and six months ended June 30, 2009, also includes gasoline hedge gains of $3.9 million and $4.9 million, respectively.

(b)        Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)         Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended June 30, 2010 and 2009, also includes restructuring and restructuring related charges of $2.6 million and $8.8 million, respectively.  For the six months ended June 30, 2010 and 2009, also includes restructuring and restructuring related charges of $7.2 and $24.7 million, respectively.  For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)        Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three months ended June 30, 2010 and 2009, also includes $18.0 million and $22.3 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.   For the six months ended June 30, 2010 and 2009, also includes $38.9 million and $29.8 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(e)         Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2010 and 2009).

(f)           Represents a gain (net of transaction costs) recorded in connection with the buyback of portions of our Senior Notes and Senior Subordinated Notes during the three months ended June 30, 2009.

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Car rental	$1,611.4	$1,474.7	$3,033.1	$2,757.6
Equipment rental	265.8	277.0	502.8	556.5
Other reconciling items	2.4	2.8	4.6	5.3
	$1,879.6	$1,754.5	$3,540.5	$3,319.4

Depreciation of property and equipment:
Car rental	$29.0	$31.1	$58.2	$58.4
Equipment rental	8.6	9.7	17.5	19.0
Other reconciling items	1.3	1.6	2.8	3.1
	$38.9	$42.4	$78.5	$80.5

Amortization of other intangible assets:
Car rental	$7.8	$9.2	$15.6	$16.6
Equipment rental	8.2	8.2	16.5	16.3
Other reconciling items	0.3	0.2	0.6	0.2
	$16.3	$17.6	$32.7	$33.1

Income (loss) before income taxes:
Car rental	$121.4	$80.3	$91.3	$(9.9)
Equipment rental	(15.8)	(1.7)	(39.2)	(26.5)
Other reconciling items	(111.8)	(47.9)	(216.2)	(142.9)
	$(6.2)	$30.7	$(164.1)	$(179.3)

Corporate EBITDA (a):
Car rental	$197.3	$173.6	$251.7	$162.7
Equipment rental	94.3	118.2	174.3	231.1
Other reconciling items	(10.2)	(11.1)	(27.4)	(21.2)
	$281.4	$280.7	$398.6	$372.6

Adjusted pre-tax income (loss) (a):
Car rental	$174.9	$143.5	$202.0	$110.0
Equipment rental	14.4	24.7	9.4	25.4
Other reconciling items	(93.5)	(87.1)	(184.9)	(170.9)
	$95.8	$81.1	$26.5	$(35.5)

Adjusted net income (loss) (a):
Car rental	$115.4	$94.7	$133.3	$72.6
Equipment rental	9.5	16.3	6.2	16.8
Other reconciling items	(66.4)	(61.4)	(130.2)	(119.8)
	$58.5	$49.6	$9.3	$(30.4)

Adjusted diluted number of shares outstanding (a)	410.0	407.7	410.0	407.7

Adjusted diluted earnings (loss) per share (a)	$0.14	$0.12	$0.02	$(0.07)

(a)                       Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:        “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Six	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of June 30,	prior year	of June 30,	prior year
	2010	period	2010	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,821	7.0%	12,678	6.3%
Domestic	5,021	8.5%	9,418	8.6%
International	1,800	3.1%	3,260	0.2%

Worldwide transaction days (in thousands)	32,194	8.9%	60,310	7.2%
Domestic	22,061	10.1%	42,001	9.2%
International	10,133	6.4%	18,309	2.9%

Worldwide rental rate revenue per transaction day (a)	$43.42	(0.1)%	$43.24	0.1%
Domestic	$41.07	(1.2)%	$41.49	(0.5)%
International (b)	$48.52	2.3%	$47.26	1.8%

Worldwide average number of company-operated cars during period	448,100	9.8%	432,900	9.4%
Domestic	300,000	10.8%	296,800	11.9%
International	148,100	7.9%	136,100	4.3%

Worldwide revenue earning equipment, net (in millions)	$8,762.1	19.0%	$8,762.1	19.0%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$239.4	(5.6)%	$455.0	(12.2)%
Same store revenue decline, including initiatives (a) (b)	(5.1)%	N/M	(11.4)%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,703.7	(4.9)%	$2,741.3	(5.8)%
Worldwide revenue earning equipment, net (in millions)	$1,649.1	(15.2)%	$1,649.1	(15.2)%

Other Financial Data (in millions)

Cash flows provided by operating activities	$749.4	45.8%	$1,050.6	50.4%
Levered after-tax cash flow before fleet growth (a)	260.1	(61.5)%	578.6	53.1%
Levered after-tax cash flow after fleet growth (a)	145.7	N/M	(3.0)	98.4%
Total net cash flow (a)	(745.8)	(482.7)%	(1,127.6)	N/M
EBITDA (a)	684.4	(6.5)%	1,218.4	(0.6)%
Corporate EBITDA (a)	281.4	0.2%	398.6	7.0%

Selected Balance Sheet Data (in millions)

	June30,	December31,
	2010	2009
Cash and cash equivalents	$896.8	$985.6
Total revenue earning equipment, net	10,411.2	8,851.6
Total assets	17,855.8	16,002.4
Total debt	11,693.8	10,364.4
Net corporate debt (a)	3,636.6	3,633.6
Net fleet debt (a)	6,417.0	5,380.0
Total net debt (a)	10,053.6	9,013.6
Total equity	1,913.7	2,097.4

(a)         Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)        Based on 12/31/09 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,611.4	$265.8	$2.4	$1,879.6	$1,474.7	$277.0	$2.8	$1,754.5
Expenses:
Direct operating and selling, general and administrative	1,010.2	204.4	32.4	1,247.0	920.6	189.8	19.7	1,130.1
Depreciation of revenue earning equipment	389.7	67.0	—	456.7	404.2	75.2	—	479.4
Interest expense	96.9	10.2	81.8	188.9	70.2	13.7	80.0	163.9
Interest and other income, net	(6.8)	—	—	(6.8)	(0.6)	—	(49.0)	(49.6)
Total expenses	1,490.0	281.6	114.2	1,885.8	1,394.4	278.7	50.7	1,723.8
Income (loss) before income taxes	121.4	(15.8)	(111.8)	(6.2)	80.3	(1.7)	(47.9)	30.7
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.7	8.9	0.8	19.4	9.9	8.8	0.7	19.4
Depreciation of revenue earning equipment	—	3.1	—	3.1	—	2.4	—	2.4
Non-cash debt charges (b)	37.7	2.2	9.7	49.6	34.9	2.3	10.5	47.7
Restructuring charges (c)	4.2	16.0	0.1	20.3	9.8	12.8	(0.6)	22.0
Restructuring related charges (c)	1.9	—	0.1	2.0	8.6	0.1	2.6	11.3
Derivative (gains) losses (c)	—	—	0.6	0.6	—	—	(3.9)	(3.9)
Acquisition related costs (d)	—	—	7.0	7.0	—	—	—	—
Gain on debt buyback (e)	—	—	—	—	—	—	(48.5)	(48.5)
Adjusted pre-tax income (loss)	174.9	14.4	(93.5)	95.8	143.5	24.7	(87.1)	81.1
Assumed (provision) benefit for income taxes of 34%	(59.5)	(4.9)	31.8	(32.6)	(48.8)	(8.4)	29.6	(27.6)
Noncontrolling interest	—	—	(4.7)	(4.7)	—	—	(3.9)	(3.9)
Adjusted net income (loss)	$115.4	$9.5	$(66.4)	$58.5	$94.7	$16.3	$(61.4)	$49.6

Adjusted diluted number of shares outstanding				410.0				407.7

Adjusted diluted earnings per share				$0.14				$0.12

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$3,033.1	$502.8	$4.6	$3,540.5	$2,757.6	$556.5	$5.3	$3,319.4
Expenses:
Direct operating and selling, general and administrative	1,986.5	383.7	57.6	2,427.8	1,825.8	380.9	45.4	2,252.1
Depreciation of revenue earning equipment	778.0	137.9	—	915.9	795.3	173.9	—	969.2
Interest expense	186.2	20.4	163.4	370.0	147.9	28.3	152.8	329.0
Interest and other income, net	(8.9)	—	(0.2)	(9.1)	(1.5)	(0.1)	(50.0)	(51.6)
Total expenses	2,941.8	542.0	220.8	3,704.6	2,767.5	583.0	148.2	3,498.7
Income (loss) before income taxes	91.3	(39.2)	(216.2)	(164.1)	(9.9)	(26.5)	(142.9)	(179.3)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	19.5	17.7	1.6	38.8	19.3	17.6	1.2	38.1
Depreciation of revenue earning equipment	—	5.8	—	5.8	—	9.7	—	9.7
Non-cash debt charges (b)	74.7	4.1	19.6	98.4	54.2	4.6	13.9	72.7
Restructuring charges (c)	9.5	20.9	0.6	31.0	24.9	19.8	6.8	51.5
Restructuring related charges (c)	7.0	0.1	0.2	7.3	17.2	0.2	2.8	20.2
Derivative (gains) losses (c)	—	—	2.3	2.3	—	—	(4.9)	(4.9)
Acquisition related costs (d)	—	—	7.0	7.0	—	—	—	—
Third party bankruptcy reserve (f)	—	—	—	—	4.3	—	—	4.3
Management transition costs (f)	—	—	—	—	—	—	0.7	0.7
Gain on debt buyback (e)	—	—	—	—	—	—	(48.5)	(48.5)
Adjusted pre-tax income (loss)	202.0	9.4	(184.9)	26.5	110.0	25.4	(170.9)	(35.5)
Assumed (provision) benefit for income taxes of 34%	(68.7)	(3.2)	62.9	(9.0)	(37.4)	(8.6)	58.1	12.1
Noncontrolling interest	—	—	(8.2)	(8.2)	—	—	(7.0)	(7.0)
Adjusted net income (loss)	$133.3	$6.2	$(130.2)	$9.3	$72.6	$16.8	$(119.8)	$(30.4)

Adjusted diluted number of shares outstanding				410.0				407.7

Adjusted diluted earnings (loss) per share				$0.02				$(0.07)

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of workers’ compensation and public liability and property damage liabilities. Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased amortization of intangible assets.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts.  For the three months ended June 30, 2010 and 2009, also includes $18.0 million and $22.3 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.  For the six months ended June 30, 2010 and 2009, also includes $38.9 million and $29.8 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)

Represents costs incurred in connection with the potential acquisition of Dollar Thrifty Automotive Group, Inc. which are included within selling, general and administrative expense in our statement of operations.

(e)	Amount is included within interest and other income, net in our statement of operations.
(f)	Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$121.4	$(15.8)	$(111.8)	$(6.2)	$80.3	$(1.7)	$(47.9)	$30.7
Depreciation, amortization and other purchase accounting	427.4	83.9	1.9	513.2	446.4	93.3	2.5	542.2
Interest, net of interest income	90.1	10.2	81.8	182.1	69.6	13.7	79.5	162.8
Noncontrolling interest	—	—	(4.7)	(4.7)	—	—	(3.9)	(3.9)
EBITDA	638.9	78.3	(32.8)	684.4	596.3	105.3	30.2	731.8
Adjustments:
Car rental fleet interest	(95.1)	—	—	(95.1)	(71.4)	—	—	(71.4)
Car rental fleet depreciation	(389.7)	—	—	(389.7)	(404.2)	—	—	(404.2)
Non-cash expenses and charges (a)	37.1	—	15.4	52.5	34.5	—	9.1	43.6
Extraordinary, unusual or non-recurring gains and losses (b)	6.1	16.0	7.2	29.3	18.4	12.9	(50.4)	(19.1)
Corporate EBITDA	$197.3	$94.3	$(10.2)	281.4	$173.6	$118.2	$(11.1)	280.7
Equipment rental maintenance capital expenditures, net				(61.8)				(70.8)
Non-fleet capital expenditures, net				(25.6)				(33.4)
Changes in working capital				238.5				161.6
Changes in other assets and liabilities				(94.4)				413.1
Unlevered pre-tax cash flow (c)				338.1				751.2
Corporate net cash interest				(71.9)				(69.5)
Corporate cash taxes				(6.1)				(6.2)
Levered after-tax cash flow before fleet growth (c)				260.1				675.5
Equipment rental fleet growth capital expenditures				91.2				61.3
Car rental net fleet equity requirement				(205.6)				(891.1)
Levered after-tax cash flow after fleet growth (c)				$145.7				$(154.3)

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$91.3	$(39.2)	$(216.2)	$(164.1)	$(9.9)	$(26.5)	$(142.9)	$(179.3)
Depreciation, amortization and other purchase accounting	853.6	172.1	4.1	1,029.8	872.2	209.4	4.0	1,085.6
Interest, net of interest income	177.3	20.4	163.2	360.9	146.4	28.2	151.3	325.9
Noncontrolling interest	—	—	(8.2)	(8.2)	—	—	(7.0)	(7.0)
EBITDA	1,122.2	153.3	(57.1)	1,218.4	1,008.7	211.1	5.4	1,225.2
Adjustments:
Car rental fleet interest	(183.0)	—	—	(183.0)	(150.5)	—	—	(150.5)
Car rental fleet depreciation	(778.0)	—	—	(778.0)	(795.3)	—	—	(795.3)
Non-cash expenses and charges (a)	74.0	—	21.9	95.9	53.4	—	16.5	69.9
Extraordinary, unusual or non-recurring gains and losses (b)	16.5	21.0	7.8	45.3	46.4	20.0	(43.1)	23.3
Corporate EBITDA	$251.7	$174.3	$(27.4)	398.6	$162.7	$231.1	$(21.2)	372.6
Equipment rental maintenance capital expenditures, net				(128.0)				(159.8)
Non-fleet capital expenditures, net				(47.1)				(35.0)
Changes in working capital				709.1				173.2
Changes in other assets and liabilities				(174.6)				186.9
Unlevered pre-tax cash flow (c)				758.0				537.9
Corporate net cash interest				(148.7)				(146.0)
Corporate cash taxes				(30.7)				(14.0)
Levered after-tax cash flow before fleet growth (c)				578.6				377.9
Equipment rental fleet growth capital expenditures				177.4				235.0
Car rental net fleet equity requirement				(759.0)				(803.9)
Levered after-tax cash flow after fleet growth (c)				$(3.0)				$(191.0)

Table 6 (pg. 2)

(a)	As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$37.1	$—	$—	$37.1	$34.5	$—	$—	$34.5
Non-cash stock-based employee compensation charges	—	—	10.3	10.3	—	—	9.1	9.1
Non-cash charges for public liability and property damage	—	—	4.5	4.5	—	—	—	—
Derivative losses	—	—	0.6	0.6	—	—	—	—
Total non-cash expenses and charges	$37.1	$—	$15.4	$52.5	$34.5	$—	$9.1	$43.6

NON-CASH EXPENSES AND CHARGES

	Six Months Ended June 30, 2010				Six Months Ended June 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$74.0	$—	$—	$74.0	$53.4	$—	$—	$53.4
Non-cash stock-based employee compensation charges	—	—	19.3	19.3	—	—	16.5	16.5
Non-cash charges for public liability and property damage	—	—	0.3	0.3	—	—	—	—
Derivative losses	—	—	2.3	2.3	—	—	—	—
Total non-cash expenses and charges	$74.0	$—	$21.9	$95.9	$53.4	$—	$16.5	$69.9

(b)

As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.  The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended June 30, 2010				Three Months Ended June 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$4.2	$16.0	$0.1	$20.3	$9.8	$12.8	$(0.6)	$22.0
Restructuring related charges	1.9	—	0.1	2.0	8.6	0.1	2.6	11.3
Acquisition related costs	—	—	7.0	7.0	—	—	—	—
Gain on debt buyback	—	—	—	—	—	—	(48.5)	(48.5)
Derivative gains	—	—	—	—	—	—	(3.9)	(3.9)
Total extraordinary, unusual or non-recurring items	$6.1	$16.0	$7.2	$29.3	$18.4	$12.9	$(50.4)	$(19.1)

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Six Months Ended June 30, 2010				Three Months Ended June 30, 2009
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$9.5	$20.9	$0.6	$31.0	$24.9	$19.8	$6.8	$51.5
Restructuring related charges	7.0	0.1	0.2	7.3	17.2	0.2	2.8	20.2
Acquisition related costs	—	—	7.0	7.0	—	—	—	—
Third-party bankruptcy reserve	—	—	—	—	4.3	—	—	4.3
Gain on debt buyback	—	—	—	—	—	—	(48.5)	(48.5)
Derivative gains	—	—	—	—	—	—	(4.9)	(4.9)
Management transition costs	—	—	—	—	—	—	0.7	0.7
Total extraordinary, unusual or non-recurring items	$16.5	$21.0	$7.8	$45.3	$46.4	$20.0	$(43.1)	$23.3

(c) Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net cash provided by operating activities	$749.4	$513.9	$1,050.6	$698.4
Amortization of debt costs	(31.7)	(25.3)	(59.6)	(42.8)
Provision for losses on doubtful accounts	(5.2)	(8.3)	(10.3)	(16.6)
Derivative gains (losses)	(4.3)	3.0	(6.0)	4.1
Gain on sale of property and equipment	1.8	—	2.2	1.3
Amortization of cash flow hedges	(18.0)	(22.3)	(38.9)	(29.8)
Stock-based compensation charges	(10.3)	(9.1)	(19.3)	(16.5)
Asset writedowns	(11.6)	(10.0)	(12.3)	(13.1)
Noncontrolling interest	(4.7)	(3.9)	(8.2)	(7.0)
Deferred income taxes	36.1	(12.5)	3.8	(19.7)
Provision (benefit) for taxes on income	14.2	22.9	3.2	(26.7)
Interest expense, net of interest income	182.1	162.8	360.9	325.9
Changes in assets and liabilities	(213.4)	120.6	(47.7)	367.7
EBITDA	$684.4	$731.8	$1,218.4	$1,225.2

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,	June 30,
	2010	2010	2009	2009	2009	2008	2008

Corporate Debt
Debt, less:	$11,693.8	$10,387.9	$10,364.4	$9,795.8	$9,692.6	$10,972.3	$12,693.8
U.S Fleet Debt and Pre-Acquisition Notes	5,217.4	4,284.5	4,058.3	3,370.2	3,679.5	4,254.5	4,698.0
International facilities	1,593.1	1,170.1	1,413.9	1,556.0	1,280.2	1,871.4	2,765.9
Fleet Financing Facility	162.5	162.3	147.2	144.5	159.4	149.3	158.1
Canadian Fleet Financing Facility	115.2	96.3	55.6	53.0	72.7	111.6	245.0
Fleet Debt	$7,088.2	$5,713.2	$5,675.0	$5,123.7	$5,191.8	$6,386.8	$7,867.0
Corporate Debt	$4,605.6	$4,674.7	$4,689.4	$4,672.1	$4,500.8	$4,585.5	$4,826.8

Corporate Restricted Cash
Restricted Cash, less:	$743.4	$221.3	$365.2	$188.5	$323.4	$731.4	$161.4
Restricted Cash Associated with Fleet Debt	(671.2)	(129.6)	(295.0)	(95.3)	(233.4)	(557.2)	(58.4)
Corporate Restricted Cash	$72.2	$91.7	$70.2	$93.2	$90.0	$174.2	$103.0

Net Corporate Debt
Corporate Debt, less:	$4,605.6	$4,674.7	$4,689.4	$4,672.1	$4,500.8	$4,585.5	$4,826.8
Cash and Cash Equivalents	(896.8)	(800.7)	(985.6)	(570.9)	(557.1)	(594.3)	(811.4)
Corporate Restricted Cash	(72.2)	(91.7)	(70.2)	(93.2)	(90.0)	(174.2)	(103.0)
Net Corporate Debt	$3,636.6	$3,782.3	$3,633.6	$4,008.0	$3,853.7	$3,817.0	$3,912.4

Net Fleet Debt
Fleet Debt, less:	$7,088.2	$5,713.2	$5,675.0	$5,123.7	$5,191.8	$6,386.8	$7,867.0
Restricted Cash Associated with Fleet Debt	(671.2)	(129.6)	(295.0)	(95.3)	(233.4)	(557.2)	(58.4)
Net Fleet Debt	$6,417.0	$5,583.6	$5,380.0	$5,028.4	$4,958.4	$5,829.6	$7,808.6

Total Net Debt	$10,053.6	$9,365.9	$9,013.6	$9,036.4	$8,812.1	$9,646.6	$11,721.0

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Car rental segment revenues (b)	$1,611.4	$1,474.7	$3,033.1	$2,757.6
Non-rental rate revenue (c)	(263.2)	(225.5)	(486.3)	(422.6)
Foreign currency adjustment	49.6	35.6	61.2	94.2
Rental rate revenue	$1,397.8	$1,284.8	$2,608.0	$2,429.2
Transactions days (in thousands)	32,194	29,574	60,310	56,257
Rental rate revenue per transaction day (in whole dollars)	$43.42	$43.44	$43.24	$43.18

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Equipment rental segment revenues	$265.8	$277.0	$502.8	$556.5
Equipment sales and other revenue	(28.7)	(29.9)	(50.8)	(56.3)
Foreign currency adjustment	2.3	6.4	3.0	17.9
Rental and rental related revenue	$239.4	$253.5	$455.0	$518.1

(a)         Based on 12/31/09 foreign exchange rates.

(b)        Includes U.S. off-airport revenues of $264.3 million and $232.5 million for the three months ended June 30, 2010 and 2009, respectively, and $495.9 million and $445.1 million for the six months ended June 30, 2010 and 2009, respectively.

(c)         Consists of domestic revenues of $166.5 million and $140.8 million and international revenues of $96.7 million and $84.7 million for the three months ended June 30, 2010 and 2009, respectively, and domestic revenues of $314.6 million and $267.5 million and international revenues of $171.7 million and $155.1 million for the six months ended June 30, 2010 and 2009, respectively.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Last Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2010	2010	2009	2009

Loss before income taxes	$(155.8)	$(164.1)	$(179.3)	$(171.0)
Depreciation, amortization and other purchase accounting	2,106.6	1,029.8	1,085.6	2,162.4
Interest, net of interest income	699.3	360.9	325.9	664.3
Noncontrolling interest	(15.9)	(8.2)	(7.0)	(14.7)
EBITDA	2,634.2	1,218.4	1,225.2	2,641.0
Adjustments:
Car rental fleet interest	(351.5)	(183.0)	(150.5)	(319.0)
Car rental fleet depreciation	(1,596.9)	(778.0)	(795.3)	(1,614.2)
Non-cash expenses and charges	193.0	95.9	69.9	167.0
Non-cash expenses and charges to arrive at LTM (a)	(0.3)	—	—	—
Extraordinary, unusual or non-recurring gains and losses	127.1	45.3	23.3	105.1
Corporate EBITDA	1,005.6	398.6	372.6	979.9
Equipment rental maintenance capital expenditures, net	(262.6)	(128.0)	(159.8)	(294.4)
Non-fleet capital expenditures, net	(104.0)	(47.1)	(35.0)	(91.9)
Changes in working capital	294.9	709.1	173.2	(241.0)
Changes in other assets and liabilities	(122.7)	(174.6)	186.9	238.8
Changes in other assets and liabilities to arrive at LTM (a)	0.3	—	—	—
Unlevered pre-tax cash flow (b)	811.5	758.0	537.9	591.4
Corporate net cash interest	(299.4)	(148.7)	(146.0)	(296.7)
Corporate cash taxes	(48.0)	(30.7)	(14.0)	(31.3)
Levered after-tax cash flow before fleet growth (b)	464.1	578.6	377.9	263.4
Equipment rental fleet growth capital expenditures	285.8	177.4	235.0	343.4
Car rental net fleet equity requirement	(378.5)	(759.0)	(803.9)	(423.4)
Levered after-tax cash flow after fleet growth (b)	$371.4	$(3.0)	$(191.0)	$183.4

Table 8 (pg. 2)

	Last Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2009	2009	2008	2008

Income (loss) before income taxes	$(1,599.2)	$(179.3)	$37.1	$(1,382.8)
Depreciation, amortization and other purchase accounting	2,333.2	1,085.6	1,185.7	2,433.3
Interest, net of interest income	769.0	325.9	402.1	845.2
Impairment charges	1,168.9	—	—	1,168.9
Noncontrolling interest	(17.3)	(7.0)	(10.5)	(20.8)
EBITDA	2,654.6	1,225.2	1,614.4	3,043.8
Adjustments:
Car rental fleet interest	(398.9)	(150.5)	(202.3)	(450.7)
Car rental fleet depreciation	(1,743.6)	(795.3)	(895.5)	(1,843.8)
Non-cash expenses and charges	148.2	69.9	34.7	113.0
Non-cash expenses and charges to arrive at LTM (a)	(0.3)	—	—	—
Extraordinary, unusual or non-recurring gains and losses	209.0	23.3	52.2	237.9
Corporate EBITDA	869.0	372.6	603.5	1,100.2
Equipment rental maintenance capital expenditures, net	(320.6)	(159.8)	(151.5)	(312.3)
Non-fleet capital expenditures, net	(45.5)	(35.0)	(94.3)	(104.8)
Changes in working capital	(164.9)	173.2	331.3	(6.8)
Changes in other assets and liabilities	(276.3)	186.9	(95.2)	(558.4)
Changes in other assets and liabilities to arrive at LTM (a)	0.3	—	—	—
Unlevered pre-tax cash flow (b)	62.0	537.9	593.8	117.9
Corporate net cash interest	(321.2)	(146.0)	(183.2)	(358.4)
Corporate cash taxes	(32.5)	(14.0)	(14.9)	(33.4)
Levered after-tax cash flow before fleet growth (b)	(291.7)	377.9	395.7	(273.9)
Equipment rental fleet growth capital expenditures	641.1	235.0	86.6	492.7
Car rental net fleet equity requirement	(445.0)	(803.9)	(410.0)	(51.1)
Levered after-tax cash flow after fleet growth (b)	$(95.6)	$(191.0)	$72.3	$167.7

(a)

Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

(b)	Amounts include the effect of fluctuations in foreign currency.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions)

Unaudited

TOTAL NET CASH FLOW

	Three	Three	Six	Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Net cash provided by operating activities	$749.4	$513.9	$1,050.6	$698.4
Net cash provided by (used in) investing activities	(1,957.5)	(913.9)	(2,483.0)	83.0
Net change in restricted cash	529.1	(142.5)	389.2	(543.8)
Payment of financing costs	(23.7)	(5.3)	(25.0)	(6.8)
Payment of debt offering costs	—	(15.0)	—	(15.0)
Proceeds from exercise of stock options	1.6	1.8	2.3	2.7
Proceeds from employee stock purchase plan	0.6	0.6	1.2	1.4
Distributions to noncontrolling interest	(4.7)	(5.3)	(7.6)	(8.0)
Proceeds from sale of stock and conversion feature on debt	—	446.8	—	446.8
Proceeds from disgorgement of stockholder short-swing profits	0.1	—	0.1	—
Net settlement on vesting of restricted stock	(0.4)	—	(5.7)	—
Cash overdraft reclass	(40.3)	(9.1)	(49.7)	(25.9)

Total net cash flow	$(745.8)	$(128.0)	$(1,127.6)	$632.8

	Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2010	2010	2009	2009

Net cash provided by operating activities	$2,127.2	$1,050.6	$698.4	$1,775.0
Net cash provided by (used in) investing activities	(3,855.8)	(2,483.0)	83.0	(1,289.8)
Net change in restricted cash	564.3	389.2	(543.8)	(368.7)
Payment of financing costs	(63.2)	(25.0)	(6.8)	(45.0)
Payment of debt offering costs	(0.3)	—	(15.0)	(15.3)
Gain on extinguishment of debt	48.5	—	—	48.5
Proceeds from exercise of stock options	4.9	2.3	2.7	5.3
Proceeds from employee stock purchase plan	2.2	1.2	1.4	2.4
Distributions to noncontrolling interest	(14.7)	(7.6)	(8.0)	(15.1)
Proceeds from sale of stock and conversion feature on debt	200.1	—	446.8	646.9
Proceeds from disgorgement of stockholder short-swing profits	0.1	0.1	—	—
Net settlement on vesting of restricted stock	(7.9)	(5.7)	—	(2.2)
Cash overdraft reclass	(32.4)	(49.7)	(25.9)	(8.6)

Total net cash flow	$(1,027.0)	$(1,127.6)	$632.8	$733.4

	Twelve	Six	Six
	Months Ended	Months Ended	Months Ended	Year Ended
	June 30,	June 30,	June 30,	December 31,
	2009	2009	2008	2008

Net cash provided by operating activities	$2,233.9	$698.4	$1,008.7	$2,544.2
Net cash provided by (used in) investing activities	(332.5)	83.0	(1,492.8)	(1,908.3)
Net change in restricted cash	29.6	(543.8)	(501.6)	71.8
Payment of financing costs	(57.5)	(6.8)	(10.5)	(61.2)
Payment of debt offering costs	(15.0)	(15.0)	—	—
Proceeds from exercise of stock options	3.9	2.7	5.6	6.8
Proceeds from employee stock purchase plan	1.4	1.4	—	—
Distributions to noncontrolling interest	(26.2)	(8.0)	(6.0)	(24.2)
Proceeds from sale of stock and conversion feature on debt	446.8	446.8	—	—
Proceeds from disgorgement of stockholder short-swing profits	(0.1)	—	0.1	—
Cash overdraft reclass	(42.3)	(25.9)	(19.6)	(36.0)

Total net cash flow	$2,242.0	$632.8	$(1,016.1)	$593.1

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ August 3, 2010 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

We present EBITDA and Corporate EBITDA to provide investors with supplemental measures of our operating performance and liquidity and, in the case of Corporate EBITDA, information utilized in the calculation of the financial covenants under Hertz’s senior credit facilities. EBITDA is defined as consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization. Corporate EBITDA differs from the term “EBITDA” as it is commonly used. Corporate EBITDA means “EBITDA” as that term is defined under Hertz’s senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz’s senior credit facilities. The other items excluded in this calculation include, but are not limited to: non-cash expenses and charges; extraordinary, unusual or non-recurring gains or losses; gains or losses associated with the sale or write-down of assets not in the ordinary course of business; and earnings to the extent of cash dividends or distributions paid from non-controlled affiliates. Further, the covenants in Hertz’s senior credit facilities are calculated using Corporate EBITDA for the most recent four fiscal quarters as a whole. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or for any complete fiscal year.

Management uses EBITDA and Corporate EBITDA as performance and cash flow metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions. In addition, both metrics are important to allow us to evaluate profitability and make performance trend comparisons between us and our competitors. Further, we believe EBITDA and Corporate EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industries.

EBITDA is also used by management and investors to evaluate our operating performance exclusive of financing costs and depreciation policies. Further, because we have two business segments that are financed differently and have different underlying depreciation characteristics, EBITDA enables investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses. In addition to its use to monitor performance trends, EBITDA provides a comparative metric to management and investors that is consistent across companies with different capital structures and depreciation policies. This enables management and investors to compare our performance on a consolidated basis and on a segment basis to that of our peers. In addition, our management uses consolidated EBITDA as a proxy for cash flow available to finance fleet expenditures and the costs of our capital structure on a day-to-day basis so that we can more easily monitor our cash flows when a full statement of cash flows is not available.

Corporate EBITDA also serves as an important measure of our performance. Corporate EBITDA for our car rental segment enables us to assess our operating performance inclusive of fleet management performance, depreciation assumptions and the cost of financing our fleet. In addition, Corporate EBITDA for our car rental segment allows us to compare our performance, inclusive of fleet mix and financing decisions, to the performance of our competitors. Since most of our competitors utilize asset-backed fleet debt to finance fleet acquisitions, this measure is relevant for evaluating our operating efficiency inclusive of our fleet acquisition and utilization. For our equipment rental segment, Corporate EBITDA provides an appropriate measure of performance because the investment in our equipment fleet is longer-term in nature than for our car rental segment and therefore Corporate EBITDA allows management to assess operating performance exclusive of interim changes in depreciation assumptions. Further, unlike our car rental segment, our equipment rental fleet is not financed through separate securitization-based fleet financing facilities, but rather through our corporate debt. Corporate EBITDA for our equipment rental segment is a key measure used to make investment decisions because it enables us to evaluate return on investments. For both segments, Corporate EBITDA provides a relevant profitability metric for use in comparison of our performance against our public peers, many of whom publicly disclose a comparable metric. In addition, we believe that investors, analysts and rating agencies consider EBITDA and Corporate EBITDA useful in measuring our ability to meet our debt service obligations and make capital expenditures. Several of Hertz’s material debt covenants are based on financial ratios utilizing Corporate EBITDA and non-compliance with those covenants could result in the requirement to immediately repay all amounts outstanding under those agreements, which could have a material adverse effect on our results of operations, financial position and cash flows.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities. EBITDA and Corporate EBITDA may have material limitations as performance measures because they exclude items that are necessary elements of our costs and operations. Because other companies may calculate EBITDA and Corporate EBITDA differently than we do, EBITDA may not be, and Corporate EBITDA as presented is not, comparable to similarly titled measures reported by other companies.

Borrowings under Hertz’s senior credit facilities are a key source of our liquidity. Hertz’s ability to borrow under these senior credit facilities depends upon, among other things, the maintenance of a sufficient borrowing base and compliance with the financial ratio covenants based on Corporate EBITDA set forth in the credit agreements for Hertz’s senior credit facilities. Hertz’s senior term loan facility requires the maintenance of a specified consolidated leverage ratio and a consolidated interest expense coverage ratio based on Corporate EBITDA, while its senior asset-based loan facility requires that a specified consolidated leverage ratio and consolidated fixed charge coverage ratio be maintained for periods during which there is less than $200 million of available borrowing capacity under the senior asset-based loan facility. These financial covenants became applicable to Hertz beginning September 30, 2006, reflecting the four quarter period ending thereon. Failure to comply with these financial ratio covenants would result in a default under the credit agreements for Hertz’s senior credit facilities and, absent a waiver or an amendment from the lenders, permit the acceleration of all outstanding borrowings under the senior credit facilities. As of June 30, 2010, we performed the calculations associated with the above noted financial covenants and determined that Hertz is in compliance with such covenants.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2010 and 2009) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for 2010, 410.0 million which represents the approximate number of shares outstanding at December 31, 2009, and for 2009, 407.7 million which represents the actual diluted weighted average number of shares outstanding for the year ended December 31, 2008 plus 85 million shares offered in the 2009 common stock offerings. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represent the best measurements of the changes in underlying pricing in the car rental business and encompass the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth/Decline

Same store revenue growth/decline represents the change in the current period total same store revenue over the prior period total same store revenue as a percentage of the prior period. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less equipment rental fleet depreciation including gain (loss) on sale, non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (accounts receivable, inventories, prepaid expenses, accounts payable and accrued liabilities), and changes in other assets and liabilities (including public liability and property damage, U.S. pension liability, other assets and liabilities, equity and noncontrolling interest). Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents total interest expense, net of total interest income, less car rental fleet interest expense, net of car rental fleet interest income, and non-cash corporate interest charges. Non-cash corporate interest charges represent the amortization of corporate debt financing costs and corporate debt discounts. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Levered After-Tax Cash Flow After Fleet Growth

Levered after-tax cash flow after fleet growth is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures and less gross car rental fleet growth capital expenditures plus car rental fleet financing. Levered after-tax cash flow after fleet growth is important to management and investors as it represents the funds available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of senior notes issued prior to the acquisition of all of Hertz’s common stock on December 21, 2005; borrowings under our Senior Term Facility; borrowings under our Senior ABL Facility; our Senior Notes; our Senior Subordinated Notes; our 5.25% Convertible Senior Notes and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  As of June 30, 2010, fleet debt consists of our U.S. ABS Fleet Debt, the Fleet Financing Facility, Capital Leases relating to revenue earning equipment, the International ABS Fleet Financing Facility, the Brazilian Fleet Financing Facility, the Canadian Fleet Financing Facility, Euro Notes, European Credit Facility and the pre-Acquisition ABS Notes. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.

19. Total Net Cash Flow

Total net cash flow is calculated as the change in the debt balances less the change in cash and equivalents and restricted cash, adjusted for the effects of foreign currency.  Total net cash flow is important to management, investors and rating agencies as it represents funds available to grow our fleet or reduce our debt.